Exhibit 23





               Consent of Independent Certified Public Accountants







We have issued our report dated June 10, 1999, accompanying the consolidated financial statements of Sparta Surgical Corporation included in the Annual Report on Form 10-KSB for the year ended February 28, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
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Grant Thornton LLP


San Jose, California
April 24, 2000